UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C/A INFORMATION

Amendment #3

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Information Statement

BIOHEART, INC.
(Name of Registrant as Specified in Its Charter)

Commission File Number 001-33718

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIOHEART, INC.

13794 NW 4th Street, Suite 212

Sunrise, Florida  33325

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

*, 2011

Notice of Proposed Action pursuant to Written Consent

of the Holder of the Majority of the Voting Power.

To Our Stockholders:

Notice is hereby given that, pursuant to action taken by the written consent of the holders of a majority of the Company’s outstanding voting common stock, the Company intends to take certain action as more particularly described in this Information Statement. The action conforms with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The actions to be taken pursuant to the written consent shall be taken on or about *, 2011, which is 20 days after this Information Statement is mailed to stockholders of record.

Only stockholders of record at the close of business on January 13, 2011 will be given notice of the proposed action by written consent. The Company is not soliciting proxies.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors, _________________________________________ Mike Tomas President and Chief Executive Officer

BIOHEART, INC.

13794 NW 4th Street, Suite 212

Sunrise, Florida  33325

(954) 835-1500

INFORMATION STATEMENT

ACTION BY THE CONSENT OF STOCKHOLDERS WITHOUT A MEETING

This information statement is furnished to all holders of record as of January 13, 2011 of the Company’s outstanding voting common stock, in connection with the following proposed action to be taken by the Company without a meeting pursuant to the written consent of the holders of a majority of the outstanding voting common stock of the Company:

The amendment of the Articles of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 75,000,000 shares to 195,000,000 shares.

The foregoing action was approved by the holders of a majority of the Company’s issued and outstanding voting common shares on January 13, 2011 and will be effected on or shortly after twenty (20) days following the mailing of this Information Statement to the stockholders of record as of the date of the vote approving the foregoing action.  This Information Statement is first being mailed to stockholders on or about *, 2011.

Only holders of common stock of record at the close of business on January 13, 2011 (the “Record Date”) are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority of the outstanding voting common stock of the Company, as allowed by Section 607.0704 of the Florida Business Corporation Act (“FBCA”). No other votes are required or necessary.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The FBCA does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on January 13, 2011 as the record date for the determination of the common shareholders entitled to vote upon, and receive notice of, the proposed action by written consent. At the Record Date, the Company had 37,858,860 outstanding shares of Common Stock, par value $0.001 per share, which were held of record by approximately 1,900 stockholders. Howard Leonhardt, Brenda Leonhardt, William P. Murphy, Jr., Beverly P. Murphy, Charles A. Hart, Samuel S. Ahn, Bruce C. Carson, Gregory Knutson and Charles Sacher, collectively, were the holders of a majority of the outstanding shares of the Company’s voting common stock (the only class of the Company’s capital stock outstanding) on the Record Date, and together approved the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325, Attention: Catherine Sulawske-Guck, Chief Operating Officer, or call the Company at (954) 835-1500, and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

FORWARD-LOOKING STATEMENTS

This document contains statements regarding financial and operating performance and results and other statements that are not historical facts, but are considered to be “forward-looking statements”. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar expressions are intended to identify forward-looking statements. Factors that could cause our results to differ materially from those anticipated, as identified by those forward-looking statements include, among other things:

•	we may be unable to obtain sufficient funds to continue our operations;
•	there may be changes in regulatory requirements that adversely affect our business;
•	there may be adverse changes in the prices for oil and gas that adversely affect our business;
•	recovery methods that we use in our oil and gas operations may not be successful or may proved to be economically impractical to pursue; and
•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

These and other risks are set forth in the Risk Factors section of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2010 and 10-K/A filed on August 12, 2010. We do not intend to update forward-looking statements. You should refer to and carefully review the information contained in documents we file in the future with the Securities and Exchange Commission.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

Our Articles of Incorporation, as currently in effect, authorizes us to issue up to 75,000,000 shares of common stock, par value $0.001 per share. The Board of Directors has proposed, and the holders of a majority of the Company’s issued and outstanding voting common shares as of the Record Date has approved, an increase in the number of authorized shares of the common stock from 75,000,000 shares to 195,000,000 shares.  Upon the filing of the Certificate of Amendment to the Articles of Incorporation included as Appendix A to this Information Statement, Bioheart, Inc. will be authorized to issue a total of 195,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Procedure for the Approval of the Certificate of Amendment to the Company’s Articles of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 607.0704 of the FBCA. This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 607.1003 of the FBCA, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.

Required Approvals Obtained

The Board, by a resolution adopted on January 11, 2011 (the “Board Consent”), approved the foregoing amendment to the Company’s Articles of Incorporation. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 37,858,860 shares of the Company’s common stock, par value $.001 per share, of which Howard Leonhardt, Brenda Leonhardt, William P. Murphy, Jr., Beverly P. Murphy, Charles A. Hart, Samuel S. Ahn, Bruce C. Carson, Gregory Knutson and Charles Sacher (the “Majority Shareholders”), collectively, held in excess of 51% of such shares. On January 20, 2011, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Articles of Incorporation, a copy of which is attached to this Information Statement as Appendix A. However, the Certificate of Amendment will not be filed with the Secretary of State of the State of Florida, and will therefore not be effective, until 20 days after this Information Statement is mailed to stockholders of record as of the Record Date. No further consents, votes or proxies are or were necessary to effect the approval of the Company’s Certificate of Amendment to the Company’s Articles of Incorporation.

As of the Record Date, the individuals were the holders of record, on the Record Date, of 19,302,458 shares of common stock, in the aggregate, as follows:

Howard Leonhardt	3,294,330
Howard Leonhardt & Brenda Leonhardt, jointly	4,583,573
William P. Murphy, Jr. & Beverly Murphy	6,464,064
Charles A. Hart	1,383,050
Samuel S. Ahn	1,783,437
Bruce C. Carson	208,501
Gregory Knutson	1,245,991
Charles Sacher	339,512
Total	19,302,458

The share amounts indicated above do not include warrants or options that are exercisable or may be exercisable within 60 days of the Record Date.

The impact of this proposal on the shares of common stock available for issuance by the Company as of January 13, 2011, is as follows:

Authorized common stock		75,000,000

Issued and outstanding	37,858,860
Required reserve for conversion of outstanding Convertible Notes	686,746
Required reserve for exercises of all outstanding warrants	13,920,729
Required reserve for issuance under the Company’s Equity Compensation Plan	2,110,544

Total common stock issued or required for issuance		54,576,879

Net shares available for issuance		20,423,121

Impact of proposal
Propose increase of authorized common stock		120,000,000
Net shares available for issuance after giving effect to the proposal		140,423,121

The Company believes that this increase is in the stockholders’ best interests as it increases the availability of additional authorized, but unissued, capital stock to provide the Company with the flexibility to issue equity in financing transactions, in connection with the future acquisitions, as an incentive to employees, officers, directors and consultants and for other proper corporate purposes which may be identified in the future.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as provided under Florida corporate law or under the rules of any national securities exchange on which shares of stock of Bioheart, Inc. may in the future be listed. The Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued and current stockholders will not be entitled to maintain their proportionate ownership of the Company’s outstanding stock should additional shares be issued in the future. If the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

The number of shares to be issued in any particular transaction and the price and other terms on which such shares of will be issued will be determined solely by the Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect the number of shares held by any current stockholder, the holding period or basis of any stockholder in such shares, or the federal income tax treatment of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of June 30, 2011 with respect to beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by all of the directors and executive officers as a group. Unless otherwise indicated, the address of each of the persons below is c/o Bioheart, Inc., 13794 NW 4th Street, Suite 212, Sunrise, Florida  33325. Unless otherwise indicated in the footnotes, shares are owned of record and beneficially by the person.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after June 30, 2011. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mike Tomas, President, CEO and Director	169,738(3)	*

Howard Leonhardt, Chief Technology Officer, Director	9,343,009(4)	16.2

Catherine Sulawske-Guck, Chief Operating Officer	109,763(5)	*

Kristin Comella, Chief Scientific Officer	94,184 (6)	*

William P. Murphy, Director	9,775,896(7)	17.0

Bruce Carson, Director	419,413(8)	*

Richard T. Spencer, III, Director	306,673(9)	*

Charles A. Hart, Director	2,239,440(10)	3.9

Sam Ahn, Director	3,147,221(11)	5.5

Mark P. Borman, Director	50,485(12)	*

BlueCrest Venture Finance Master Fund Ltd.	3,137,838(13)	5.4

William P. Murphy Jr. 2000 Revocable Trust	4,806,423 (14)	8.3

Beverly P. Murphy 2000 Revocable Trust	4,806,436(15)	8.3

Beverly P. Murphy	9,612,859(16)	16.7

Brenda Leonhardt	4,991,311(17)	8.7

Ariel Quiros	3,950,917(18)	6.9

All officers and directors as a group (10 persons)	25,655,822	44.5

 *   Less than 1%

(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 30, 2011 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from June 30, 2011 have been exercised.

(2)	Applicable percentage ownership is based on 46,172,405 shares of common stock outstanding (or entitled to be acquired) as of June 30, 2011.

(3)	Shares are held by The Astri Group over which Mr. Tomas has shared voting and investment power. Includes 125,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.50 per share.

(4)	Shares are directly and jointly held by Mr. Leonhardt and his former spouse. Includes (i) 26,379 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 407,738 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share and (iii) an aggregate of 1,030,989 shares issuable upon the exercise of presently exercisable warrants at an average exercise price of $0.85.

(5)	Shares are jointly owned by Ms. Sulawske-Guck and her spouse. Includes (i) 42,248 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.71 per share (ii) 2,584 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.74 per share, (iii) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.85 per share and (iv) 5,646 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share.

(6)	Includes (i) 77,706 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.71 per share (ii) 1,478 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.74 per share and (iii) 15,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.85 per share..

(7)	Shares are directly owned by trusts controlled by Dr. Murphy and his spouse. Includes (i) 12,356 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share and (iv) 69,503 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share, (v) 42,255 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, and (vi) 27,000 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share, and (vii) 3,079,540 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share.

(8)	Consists of (i) 129,734 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share and (iv) 40,000 shares issuable upon exercise of presently exercisable stock options at an exercise price of $0.68.

(9)	Includes (i) 67,957 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 40,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share and (v) 139,003 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share.

(10)	Includes (i) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share, (ii) 50,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.92 per share, (iii) 17,280 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $2.60 per share, (iv) 183,672 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.59 per share, (vi) 26,316 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.68 per share, (vii) 22,059 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.82 per share, (ix) 108,963 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.64 per share, and (x) 428,100 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share.

(11)	Includes (i) 67,956 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.67 per share, (ii) 6,178 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $7.69 per share, (iii) 35,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $5.25 per share, (iv) 34,752 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share and (v) 497,373 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.65 per share.

(12)	Includes (i) 20,000 shares issuable upon the exercise of presently exercisable stock options at an exercise price of $0.68 per share and (ii) 7,035 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share.

(13)	Consists of (i) 65,030 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share, (ii) 1,315,542 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.53 per share, (iii) 909,090 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.66 per share and (iv) 848,176 shares issuable upon exercise of presently exercisable warrants at an exercise price of $0.7074. The natural persons who have voting or investment control over the shares is actually held by BlueCrest Capital Management Guernsey LP, as sub-advisor to BlueCrest Capital Management LLP, which is investment manager of BlueCrest Venture Finance Master Fund Limited.

(14)	Shares are held by William P Murphy Jr. 2000 Revocable Trust over which Dr. Murphy has shared voting and investment power. Includes (i) 21,126 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 13,500 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share and (iii) 1,539,770 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share

(15)	Shares are held by Beverly P Murphy 2000 Revocable Trust over which Dr. Murphy has shared voting and investment power. Includes (i) 21,129 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 13,500 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share and (iii) 1,539,770 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share

(16)	Shares are held by the Beverly P Murphy 2000 Revocable Trust & the William P Murphy Jr. 2000 Revocable Trust over which Mrs. Murphy has shared voting and investment power. Includes (i) 42,255 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.85 per share, (ii) 27,000 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.70 per share and (iii) 3,079,540 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $0.18 per share.

(17)	Shares are jointly held by Mrs. Leonhardt and her former spouse. Includes 407,738 shares issuable upon the exercise of presently exercisable warrants at an exercise price of $7.69 per share.

(18)	Shares are directly held and are held or entitled to be acquired by AnCBio Holdings, Inc. and Bioheart Florida, LLC over which Mr. Quiros has shared voting or investment power. Includes 1,250,000 shares issuable within 60 days upon the exercise of warrants at an exercise price of $0.19 per share.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company filed its Annual Report for this fiscal year ended December 31, 2010 on Form 10-K with the Securities and Exchange Commission the (“SEC”) on May 10, 2011.

Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Sunrise, Florida July 19, 2011	Bioheart, Inc. /s/ Mike Tomas President and Chief Executive Officer

STATE OF FLORIDA

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF BIOHEART, INC.

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

BIOHEART, INC.

(a Florida Corporation)

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the “Act”), Bioheart, Inc. a Florida corporation (the “Corporation ”), adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is BIOHEART, INC.

2.

Article II of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety and replaced with the following:

********************************************************************************

ARTICLE II

CAPITAL STOCK

The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 200,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 195,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).  In the event that the Board of Directors of the Corporation determines, in accordance with Section 607.10025 of the Florida Business Corporation Act, to combine shares of any issued and outstanding class or series into a lesser number of shares of the same class or series, the number of authorized shares of such class or series shall be reduced by the same percentage by which the issued shares of such class or series were reduced as a result of the combination.  Notwithstanding the foregoing, in the event that, following such combination, the number of authorized shares of the class or series so combined is not a multiple of 1,000,000, the Board of Directors may, in its sole discretion and without shareholder approval, reduce the number of authorized shares of such class or series to the nearest multiple of 500,000 or 1,000,000, in its sole discretion.

By way of illustration, if the Board of Directors determines to effect a 1-for-4 reverse stock split of the Common Stock, the number of authorized shares following the reverse stock split will equal 18,750,000; provided, however, that the Board may, in its discretion and without shareholder approval, reduce the number of authorized shares of Common Stock to 18,000,000 shares or 18,500,000 shares, in its sole discretion.

A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:

A.

Preferred Stock

(1)

General.  The Preferred Stock may be issued from time to time in one or more classes or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

(2)

Preferences.  Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)

whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b)

the number of shares to constitute the class or series and the designations thereof;

(c)

the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

(d)

whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)

whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)

the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)

the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(h)

whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)

such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.  The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series.  The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.

B.

Common Stock

(1)

General.  All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.

(2)

Voting Rights.  Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

(3)

Dividends.  Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.

(4)

Other.  The Common Stock and holders thereof shall have all such other powers and rights as provided by law.

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3.

The Amendments hereby made to the Articles of Incorporation were duly adopted by the Board of Directors of the Corporation as of January 11, 2011 and duly adopted by written consent of a majority of the shareholders of the Corporation as of January 21, 2011. The number of votes cast was sufficient for approval of the Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of BIOHEART, INC. this 21 day of January, 2011.

BIOHEART, INC.

By:   _________________________

Catherine Sulawske-Guck

Chief Operating Officer &

Corporate Secretary